SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                                 FORM 8K
                            CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  February 18, 2000

                 ON-POINT TECHNOLOGY SYSTEMS, INC.
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         (Exact name of registrant as specified in its charter)

   Nevada                 0-21738                     33-0423037
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(State of              (Commission File       (IRS Employer
incorporation)            Number)                Identification No.)

1370 W. San Marcos Blvd, Ste 100, San Marcos, California   92069
(Address of principal executive offices)             (Zip code)

Registrant's telephone no., including area code:  (760)510-4900
                                                  -------------
                      (Not applicable)
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   (Former name or former address, if changed since last report)



Item 5.  Other Events

     The Company is in the process of restating its financial Statements for periods beginning 1997 to reflect its determination that a long-term lease of vending machines to Solutioneering, Inc. should have been carried as an operating lease, rather than a sales-type lease.

     In 1997, the Company and Solutioneering entered into a long-term lease arrangement with Solutioneering, originally recorded as a sales-type lease, pursuant to which, during 1997 and 1998, the Company furnished Solutioneering with approximately 2,000 refurbished vending machines. Based on its existing business relationship with Solutioneering and the value of the locations of the leased machines, the Company recorded the lease as a sales-type lease. However, the Company now believes that based on the

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financial condition of Solutioneering and other factors, the lease should have been accounted for as an operating lease, as the collectibility of the lease payments was not reasonably predictable at the inception of the lease.

Additionally, the Company has determined that certain options and warrants granted to a Company employee and a corporation wholly owned by him should have resulted in expense for service in 1997 and 1998.

As a result, the Company's 1997, 1998 and 1999 financial statements will be restated to account for the lease as an operating lease and to recognize expense for options and warrants for services during 1997 and 1998. The Company's previously issued 1997,
1998 and 1999 financial statements and the independent auditor's reports on the Company's financial statements for the years ended December 31, 1997 and 1998 should no longer be relied upon.

The Company will disclose the effects of the restatements in amendments to forms 10-KSB and 10-QSB.

As previously disclosed, Solutioneering, in 1998 defaulted on lease payments due the Company, and in 1999, the Company commenced legal proceedings to collect the amounts owed. Nevertheless, management continued to believe that the underlying value of Solutioneering's assets, primarily the vending machines under the lease, exceeded the amounts owed to the Company. Management believes that the underlying value of the assets has decreased substantially and that the Company may not receive the amounts it is owed under the lease. In January 2000, the Company assigned its rights in the lease receivable, related contract rights, and the vending machines underlying the lease to a wholly owned subsidiary, which is attempting to obtain value for the underlying assets.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


             ON-POINT TECHNOLOGY SYSTEMS, INC.


Date: February 18, 2000        By: /s/ Sam W. Stearman
                               ------------------------------
                               Sam W. Stearman
                               Chief Financial Officer


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